Exhibit 99.1

NEWS RELEASE 1625 Broadway, Suite 250 Denver, Colorado 80202 Telephone: 303-592-8075 Fax: 303-592-8071 Contact: Lynn Peterson, CEO

FOR RELEASE AT 4:00 PM EDT ON THURSDAY, MAY 1, 2008

KODIAK OIL & GAS CORP. NAMES KEITH DOSS CHIEF FINANCIAL OFFICER

DENVER – May 1, 2008 /PRNewswire-FirstCall/ — Kodiak Oil & Gas Corp. (AMEX: KOG), an oil and gas exploration and production company with assets in the Green River Basin of southwest Wyoming and the Williston Basin of North Dakota and Montana, today announced that it has named Keith Doss as its Chief Financial Officer.  Mr. Doss, who will join the Company effective May 27, 2008, replaces James P. Henderson who will resign effective May 10, 2008.

Mr. Doss brings over 20 years of public and private company experience in accounting and financial management including public company financial reporting, Sarbanes Oxley compliance, internal financial controls and processes, natural gas marketing, contract administration, cost management, project management, and systems design and analysis.  Prior to joining Kodiak, Mr. Doss held various accounting and controller positions at energy industry companies including, most recently, Gasco Energy, Western Gas Resources, which was acquired by Anadarko Petroleum, Red Cedar Gathering Company, Southern Ute Indian Tribe, Ensign Oil and Gas, and Burlington Resources, where he spent 10 years of his career.  He is a CPA and holds a Master of Science and Bachelor of Science both in Accounting from The University of North Texas.

Lynn Peterson, President and CEO of Kodiak, said: “Keith Doss takes over a strong internal accounting and financial reporting department that Jimmy Henderson helped implement.  As a public company, it is imperative that we continue to have best-in-practice internal controls and corporate governance which are essential to our success.  We are pleased that Keith has joined Kodiak at this critical period in our existence and look forward to working closely with him as we develop our Bakken and Baxter shale plays.”

About Kodiak Oil & Gas Corp.

Kodiak Oil & Gas, Denver-based, is an independent energy exploration and development company focused on exploring, developing and producing oil and natural gas in the Williston and Green River Basins in the U.S. Rocky Mountains. For further information, please visit www.kodiakog.com.  The Company’s common shares are listed for trading on the American Stock Exchange “KOG.”

Forward-Looking Statements

This press release includes statements that may constitute “forward-looking” statements, usually containing the words “believe,” “estimate,” “project,” “expect” or similar expressions. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements inherently involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements.  Forward looking statements are statements that are not historical facts and are generally, but not always, identified by the words “expects,” “plans,”

“anticipates,” “believes,” “intends,” “estimates,” ‘projects,” “potential” and similar expressions, or that events or conditions “will,” “would,” “may,” “could” or “should” occur. Forward-looking statements in this document include statements regarding the Company’s exploration, drilling and development plans, the Company’s expectations regarding the timing and success of such programs, the Company’s expectations regarding the timing and amount of future revenues and the Company’s expectations regarding the future production of its oil & gas properties. Factors that could cause or contribute to such differences include, but are not limited to, fluctuations in the prices of oil and gas, uncertainties inherent in estimating quantities of oil and gas reserves and projecting future rates of production and timing of development activities, competition, operating risks, acquisition risks, liquidity and capital requirements, the effects of governmental regulation, adverse changes in the market for the Company’s oil and gas production, dependence upon third-party vendors, and other risks detailed in the Company’s periodic report filings with the Securities and Exchange Commission.

For further information, please contact:

Mr. Lynn A. Peterson, CEO and President, Kodiak Oil & Gas Corp. +1-303-592-8075

Mr. David P. Charles, Sierra Partners LLC +1-303-757-2510 x11